                                                                      EXHIBIT 11

                  DECISIONONE HOLDINGS CORP. AND SUBSIDIARIES
                 (UNAUDITED) COMPUTATION OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                           THREE MONTHS                       THREE MONTHS
                                                                        ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                                    --------------------------         ----------------------------
                                                                      1996              1995             1996               1995
                                                                    --------          --------         --------           ---------
 Net Income                                                          $ 5,455           $ 4,386          $ 5,455           $ 4,386
                                                                     =======           =======          =======           =======

 Primary Income Per Share:
   Weighted average number of common shares:
     Shares outstanding, beginning of period                          27,340             8,936           27,340             8,936
     Average number of shares related to common
         stock equivalents                                             2,719             1,895            2,719             1,895
     Average number of shares issued for
         employee stock options exercised                                 24                                 24
     Shares related to SAB 83                                                            1,046                              1,046
     Shares from automatic conversion of redeemable
        preferred stock related to SAB 64                                               11,272                             11,272
                                                                     -------           -------          -------           -------
          Total weighted average common
            and common equivalent shares outstanding                  30,083            23,149           30,083            23,149
                                                                     =======           =======          =======           =======

 Net income per common share                                         $  0.18           $  0.19          $  0.18           $  0.19
                                                                     =======           =======          =======           =======


 Fully Diluted Income Per Share:
   Weighted average number of common shares:
       Shares outstanding, beginning of period                        27,340             8,936           27,340             8,936
       Average number of shares related to common
          stock equivalents                                            2,557             1,895            2,557             1,895
       Average number of shares issued for
          employee stock options exercised                                24                                 24
     Shares related to SAB 83                                                            1,046                              1,046
     Shares from automatic conversion of redeemable
        preferred stock related to SAB 64                                               11,272                             11,272
                                                                     -------           -------          -------           -------

          Total weighted average common
            and common equivalent shares outstanding                  29,921            23,149           29,921            23,149
                                                                     =======           =======          =======           =======

 Net income per common share                                           $0.18             $0.19            $0.18             $0.19
                                                                       =====             =====            =====           =======


Note to Exhibit:

Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601 (b)(11), although not required by Paragraph 40 of Accounting Principles Board Opinion No. 15 because it is anti-dilutive.